Exhibit 10.2

                           EXECUTIVE SERVICES CONTRACT

      THIS EXECUTIVE SERVICES CONTRACT ("AGREEMENT") is made as of the 1st day of January 2005

A M O N G:

                              1078459 ONTARIO INC.,
                   a corporation incorporated pursuant to the
                                 laws of Ontario

                    (hereinafter referred to as "ServiceCo")

                                     - and -

                        DEVINE ENTERTAINMENT CORPORATION
                   a corporation incorporated pursuant to the
                                 laws of Ontario

                 (hereinafter referred to as the "Corporation")

                                     - and -

                                DAVID B. DEVINE,
                  of the City of Toronto in the Municipality of
                 Metropolitan Toronto in the Province of Ontario

                      (hereinafter referred to as "David")

                                     - and -

                                 RICHARD MOZER,
                  of the City of Toronto in the Municipality of
                 Metropolitan Toronto in the Province of Ontario

                     (hereinafter referred to as "Richard")

      WHEREAS the Corporation is a Canadian-based developer, producer and distributor of high-quality children's and family films for the worldwide television and cable markets, and international home video markets;

      AND WHEREAS David and Richard are the sole shareholders and employees of ServiceCo and are individuals knowledgeable in the film and video production industry;

      AND WHEREAS the Corporation wishes to engage ServiceCo to perform certain services on its behalf, and in particular to provide to the Corporation the services of David and Richard as the Corporation's senior executive officers, and ServiceCo wishes to perform such services for the Corporation;

      NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained hereinafter, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE 1

                                    SERVICES

1.01 Engagement. The Corporation hereby engages ServiceCo to perform and provide certain services on its behalf in accordance with the terms and conditions contained in this Agreement, and ServiceCo hereby agrees to perform and provide such services.

1.02 Services. It is understood by the parties hereto that ServiceCo, through the provision of the services of David and Richard, shall perform and provide senior management services to the Corporation. ServiceCo shall provide the services of David as the President and Chief Executive Officer of the Corporation, and the services of Richard as Chief Financial Officer and Secretary of the Corporation in each case on a full-time basis (subject to vacation entitlement in a quantum customarily provided by the Corporation to its senior executives). The services of the President and of the Chief Financial Officer may include production, direction, writing and similar activities, depending upon the needs of the Corporation and the availability of Richard and David from time to time. ServiceCo shall, and shall cause Richard and David to, well and faithfully serve the Corporation and use their best efforts to promote the interests of the Corporation during the term of this Agreement.

1.03 Powers and Duties of the President. Unless otherwise provided in the Corporation's By-Laws, as amended from time to time, the President of the Corporation shall be the Chief Executive Officer of the Corporation and shall have general supervision of the affairs of the Corporation and ultimate decision-making power concerning all matters not requiring approval of the board of directors (the "Board") of the Corporation or the shareholders of Corporation, including, without limitation, the making of decisions as to the specific projects to be undertaken by the Corporation.

1.04 Powers and Duties of the Chief Financial Officer and Secretary. Unless otherwise provided in the Corporation's By-Laws, as amended from time to time, the Chief Financial Officer shall have such duties and exercise such powers as the Board may from time to time prescribe. Unless otherwise determined by the Board or provided in the Corporation's By-Laws, as amended from time to time, the Secretary of the Corporation shall attend, and be the secretary of, all meetings of the Board, shareholders and committees of the Board. The Secretary of the Corporation shall enter, or cause to be entered, in records kept for that purpose minutes of all proceedings at meetings of the Board, the shareholders and committees of the Board, whether or not he attends such meetings. He shall give or cause to be given, as and when instructed, all notices to directors, shareholders, auditors and members of committees of the Board. He shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose, and he shall have such other powers and duties as otherwise may be specified.

1.05 Reporting. ServiceCo shall, and shall cause Richard and David to, comply with all lawful and reasonable orders given to them by, and shall supply such information and reports as may from time to time be requested of them to, the Board or any person or committee designated by the Board.

                                   ARTICLE 2

                                TERM OF AGREEMENT

2.01 Commencement. This Agreement shall commence as of the date first written above (the "Effective Date").

2.02 Term. Subject to earlier termination as provided in Article 5 herein, the duration of this Agreement shall be for a period of three (3) years, commencing as of the Effective Date.

                                   ARTICLE 3

                                FEE FOR SERVICES

3.01 Base Fee. During the term of this Agreement, the base fee payable by the Corporation to ServiceCo for the services performed and provided by it hereunder shall be determined by the Board or by a compensation committee of the Board (the "Committee") appointed in accordance with the Corporation's By-Laws, as amended from time to time. In making payments to ServiceCo hereunder, the Corporation shall endeavor to first source such payments out of funds the Corporation may then have available for the development and production of films and videos in a manner that will allow the Corporation to qualify for Canadian federal and provincial labor tax credits for salaries paid to producers and directors of qualifying productions.

3.02 Bonus Entitlement. In addition to its base fee entitlement, ServiceCo shall be entitled to additional fees and/or equity-based incentives in consideration of the services performed and provided by it, as determined to be appropriate by the Board or Committee in view of any (i) bonus paid by the Corporation to its senior executives or (ii) film or video development and production project undertaken by the Corporation.

3.03 Benefits. David and Richard shall be permitted to participate in any incentive compensation, vacation, medical, dental, pension, life insurance, disability insurance and other employee benefit plans and programs generally maintained at the Corporation from time to time and offered to the Corporation's employees generally or executive officers.

3.04 Assignment. ServiceCo shall have the right to assign all or a portion of its right to receive any cash or non-cash consideration payable by the Corporation under this Agreement to David and/or Richard.

3.05 Expenses. The Corporation shall reimburse ServiceCo, David and Richard for all ordinary and necessary business expenses reasonably incurred in connection with the services performed and provided hereunder.

                                   ARTICLE 4

                                   TERMINATION

4.01 Termination by the Corporation for Cause. The Corporation may at any time for Cause (as such term is hereinafter defined), by notice in writing to ServiceCo, forthwith terminate this Agreement without any liability whatsoever to the Corporation or to any of its affiliates or subsidiaries. For purposes of this Agreement, the term "Cause" means the (i) conviction of David and/or Richard for any (a) felony under the laws of the United States of America or any state thereof or (b) felony under the federal laws of Canada or provincial laws of Ontario, in either case, involving moral turpitude (e.g., embezzlement) which results in demonstrable, material harm to the business or financial condition of the Corporation or (ii) willful neglect, failure or refusal of David and/or Richard to carry out his or their duties owing to the Corporation hereunder, which results in demonstrable, material harm to the business or financial condition of the Corporation and which willful neglect, failure or refusal continues for a period of thirty (30) consecutive days following the receipt by David and/or Richard, as the case may be, of written notice from the Corporation; provided, however, that (y) such willful neglect, failure or refusal is not due to the death or Permanent Disability (as such term is hereinafter defined) of David and/or Richard, as the case may be, or illness leading to the death or Permanent Disability of David and/or Richard, as the case may be, and (z) any termination of the employment of David and/or Richard pursuant to clause (ii) of this sentence shall be based on a good faith determination by the Board of the facts and circumstances associated with such termination after giving David and/or Richard, as the case may be, an opportunity to appear before the Board with his or their attorney(s) to present any reasons why David and/or Richard, as the case may be, believe(s) he or they should not be terminated for Cause. For purposes of this Agreement, the term "Permanent Disability" means, with respect to each of David and Richard, that he has been or will be unable to perform the essential functions of his position, with or without reasonable accommodation, by reason of a physical or mental impairment that is reasonably expected to be permanent or that has been continuing for a period of at least four (4) months in any twelve (12)-month period.

4.02 Termination by the Corporation Without Cause. The Corporation shall have the right to forthwith terminate this Agreement without Cause in accordance with this Section 4.02. In the event that the Corporation terminates this Agreement without Cause, the Corporation shall continue to pay to ServiceCo its base fee entitlement as provided in Section 3.01 above until the expiry of the greater of
(i) the remaining term of this Agreement or (ii) eighteen (18) months (the "Termination Payment").

4.03 Liquidated Claim. ServiceCo and the Corporation agree that the Termination Payment stipulated hereunder shall constitute a reasonable estimate of damages incurred in the event of termination of this Agreement without Cause and that in no event shall the Termination Payment be construed as a penalty.

4.04 Release. ServiceCo agrees that any payment made by the Corporation pursuant to this Article 4 shall be in full and final settlement of any and all manner of actions, causes of action, suits, claims and demands whatsoever which it has or may have against the Corporation, its affiliates or subsidiaries, and any of their directors, officers, employees and their successors and assigns. ServiceCo shall cause Richard and David to promptly resign any and all directorships and offices which they may have with the Corporation at the Corporation's request in the event this Agreement is terminated.

4.05 Confidentiality of Settlement. Any settlement pursuant to this Article 4 shall be kept confidential and shall not be disclosed by (i) ServiceCo to any person, corporation, group or organization whatsoever with the exception of Richard, David and ServiceCo's legal, accounting and financial advisors and (ii) the Corporation to any person, corporation, group or organization whatsoever other than (a) its legal, accounting and financial advisors and (b) as may be required under applicable securities laws.

                                   ARTICLE 5

                            CONFIDENTIAL INFORMATION

5.01 Confidential Information. Except as may otherwise be required by applicable law or a court of competent jurisdiction, ServiceCo hereby agrees to, and to cause Richard and David to, maintain in confidence and not to disclose to any person, corporation, group or organization whatsoever, during the term of this Agreement and after its termination, any information respecting the business affairs, prospects, operations, strategic plans, confidential information, data and trade secrets respecting the Corporation or its affiliates or subsidiaries gained in the course of the services provided under this Agreement or otherwise, and not otherwise publicly available or disclosed.

                                    ARTICLE 6

                            NON-COMPETITION COVENANTS

6.01 Non-Competition. Notwithstanding termination of this Agreement, whether or not for Cause, ServiceCo, Richard and David shall not engage in any line of business similar to that now carried on by the Corporation or any of its affiliates or subsidiaries, or engage in employment for any person, firm or corporation in the same or any similar line of business within:

      (i)   North America; or failing that,

      (ii)  Canada; or failing that,

      (iii) Ontario and Quebec; or failing that,

      (iv)  Ontario; or failing that,

      (v)   the Regional Municipality of Metropolitan Toronto,

for a period of one (1) year from the time of such termination of this Agreement, except as specifically approved in writing by the Corporation in advance of such activities.

6.02 Non-Solicitation. For a period of one (1) year from the time of such termination of this Agreement, ServiceCo, Richard and David shall refrain from interfering with the employment arrangements between the Corporation or any of its affiliates or subsidiaries and their employees and will not in any way solicit, recruit, hire, assist others in recruiting or hiring, or discuss employment with any employees of the Corporation or any of its affiliates or subsidiaries and shall refrain from soliciting, contracting with, making regular presentations to or otherwise being concerned with the customers of the Corporation or any of its affiliates or subsidiaries.

6.03 Time and Scope Reduction. ServiceCo, Richard and David agree that each of the covenants set out in subarticles 6.01(i), (ii), (iii), (iv) and (v) constitute separate and distinct covenants and that if any should be adjudged unreasonable in a proceeding before a court of common jurisdiction, then same shall be severed by elimination of such portion thereof deemed unreasonable, so that the covenants herein may be enforced in such manner as may be adjudged to be reasonable.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

7.01 Amendment and Waiver. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the parties from any provision of this Agreement is effective unless it is in writing and signed by the parties and then the amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

7.02 Further Assurances. ServiceCo and the Corporation shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts and documents as shall be reasonably required to accomplish the intention of this Agreement.

7.03 Applicable Law and Jurisdiction. This Agreement and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes relating to this Agreement and all of the rights and obligations created hereby. ServiceCo, Richard, David and the Corporation hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

7.04 Prohibitive Provisions. In the event that any provision or any part of any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by a court, this Agreement shall be construed as not containing such provision or part of such provision and the invalidity of such provision or such part shall not affect the validity of any other provision or the remainder of such provision hereof. All other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

7.05 Notice Provisions.

            (a) Except as otherwise expressly provided herein, all notices shall be in writing and either delivered personally or by registered or certified mail, telex, telegram, cable, reputable overnight courier or telecopier. In the case of the Corporation, notice shall be delivered to the Chief Executive Officer at the Corporation's head office. In the case of ServiceCo, notice shall be delivered to the most current residence address of each of Richard and David on file with the Corporation.

            (b) Any notice which is delivered personally shall be effective when delivered and any notice which is delivered by telex, telecopier, cable, reputable overnight courier or telegram shall be effective on the business day following the day of sending.

            (c) Any notice given by telex, telecopier, cable or telegram shall immediately be confirmed by registered or certified mail.

7.06 Entire Agreement. This Agreement constitutes the entire agreement among the parties as to the matters dealt with herein. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the parties. This Agreement may not be amended or modified in any respect except in accordance with Section 7.01 above.

7.07 Binding Effect. This Agreement and all of its provisions shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.08 Assignment. This Agreement may not be assigned by any party hereto without the prior consent in writing of the other parties hereto, except that (i) the Corporation may assign this Agreement without such consent to any of its subsidiaries or affiliates provided that it agrees to guarantee such assignee's obligations hereunder and (ii) ServiceCo may assign its rights to the extent provided in Section 3.04 above without such consent.

      IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered as of the date first above written.

SIGNED, SEALED AND DELIVERED
in the presence of:

/s/ Sharon Hicks                                /s/ David B. Devine
-------------------                             -------------------
(Witness)                                       David B. Devine

/s/ Sharon Hicks                                /s/ Richard Mozer
-------------------                             -------------------
(Witness)                                       Richard Mozer

                                                1078459 ONTARIO INC.

                                                Per: /s/ David B. Devine
                                                     -------------------

                                                Per: /s/ Richard Mozer
                                                     -------------------

                                                DEVINE ENTERTAINMENT CORPORATION

                                                Per: /s/ /David B. Devine
                                                     -------------------

                                                Per: /s/ Richard Mozer
                                                     -------------------